                                                  ATTORNEY WORK PRODUCT
                                                  PRIVILEGED AND CONFIDENTIAL




                                   March 31, 1998



Level 3 Communications, Inc.
3555 Farnam Street
Omaha, Nebraska  68131

Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, Nebraska  68131

               Re:  Certain United States Federal Income Tax
                    Consequences of the Separation of the Construction Business from the Diversified Businesses
                    --------------------------------------------------

Gentlemen:

          We have acted as tax counsel to Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.), a Delaware corporation ("Distributing"), in connection with the contemplated separation of its construction business (the "Construction Business") from its information services and other diverse businesses (the "Diversified Businesses") as described in the Proxy Statement/Joint Prospectus dated November 10, 1997 (the "Proxy Statement"). In order to effectuate the separation, (i) Distributing has declared a dividend of
0.8 of one share of newly created Class R Convertible Common Stock, par value $.01 per share (the "Class R Common Stock"), with respect to each outstanding share of Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share (the "Class C Stock"), and
(ii) Distributing will cause each outstanding share of Class C Stock to be mandatorily exchanged for one outstanding share of Common Stock, par value $.01 per share, of Peter Kiewit Sons', Inc. (formerly PKS Holdings, Inc.) a newly formed, direct, wholly owned subsidiary of Distributing

Level 3 Communications, Inc.
Peter Kiewit Sons', Inc.
March 31, 1998
Page 2


("Controlled"), to which such 0.8 of one share of Class R Stock will attach (the "Split-Off").

     Distributing has received a private letter ruling dated February 27, 1998, as amended on March 9, 1998, from the Internal Revenue Service pursuant to its request, submitted October 29, 1997 (such request, as thereafter supplemented, the "Ruling Request"), with respect to certain United States federal income tax consequences of the Split-Off and related transactions.(1) Delivery of this opinion with respect to certain United States federal income tax consequences of the distribution by Distributing of shares of Class R Common Stock (the "Recapitalization") to holders of the Class C Stock (the "Class C Stockholders") is a condition to the consummation of the Split-Off.

     In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, representations, and covenants contained in originals or copies, certified or otherwise identified to our satisfaction, of the Ruling Request, the Proxy Statement, the Ruling, the certificates from officers of Distributing and Controlled dated as of the date hereof, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of such facts, information, representations, and covenants.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We have assumed that all of the transactions related to the Split-Off will be consummated in the manner described in the Ruling Request and the Proxy Statement.


-----------------
(1) Unless otherwise indicated, all capitalized terms used herein have the meaning assigned to them in the Ruling Request.

Level 3 Communications, Inc.
Peter Kiewit Sons', Inc.
March 31, 1998
Page 3



     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service"), and such other authorities as we have considered relevant, all of which are subject to change at any time, possibly with retroactive effect. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to the Class C Stock or the Class R Common Stock, or the Treasury Department could change current law under future regulations, including regulations issued pursuant to its authority under Section 337(d) of the Code. A change in any of the authorities upon which our opinion is based could affect our conclusions.

     No authority directly addresses the federal income tax treatment of stock with characteristics substantially similar to the Class C Stock or the Class R Common Stock. Accordingly, our conclusions are based, in part, upon reasoning by way of analogy. We note that the Service will not issue advance rulings on the classification of stock with characteristics similar to the Class C Stock.(2)

     Based solely on the foregoing, we are of the opinion that, under current law, for United States federal income tax purposes:

     (1) Distributing will not recognize gain or loss upon the distribution of the Class R Common Stock pursuant to the Recapitalization;

     (2) The Class C Stockholders will not recognize gain or loss upon their receipt of the Class R Common Stock pursuant to the Recapitalization;


-------------------
(2) Rev. Proc. 87-59, 1987-2 C.B. 764, see also Rev. Proc. 98-3, Section 3.01(45), I.R.B. 1998-1, 100.

Level 3 Communications, Inc.
Peter Kiewit Sons', Inc.
March 31, 1998
Page 4



     (3) Each Class C Stockholder will allocate a portion of his basis in his Class C Stock to the Class R Common Stock in proportion to the relative fair market values of the Class R Common Stock and the Class C Stock; and

     (4) The holding period of the Class R Common Stock received by each Class C Stockholder will include the holding period of the Class C Stock with respect to which the Class R Common Stock is received, provided such Class C Stock is held as a capital asset.

     Our opinion does not address the applicability or effect of any state, local, or foreign tax laws to which Distributing or any Class C Stockholder may be subject. In addition, our opinion as set forth in clauses (2) through (4) above applies only to Class C Stockholders who hold their Class C Stock as capital assets and does not apply to any Class C Stockholder who may be subject to special treatment under the federal income tax laws.

     Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of any transactions or events related to the Split-Off or the Recapitalization or contemplated by or referred to in the Ruling Request or the Proxy Statement. Our opinion is not binding upon the Internal Revenue Service or any court, and, accordingly, it is possible that the Internal Revenue Service or a court may disagree with our conclusions. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated, referenced, or assumed herein or any subsequent changes in applicable law. This opinion is solely for your benefit and may not be used, circulated, quoted, or otherwise referred to for any purpose without our express written permission. We consent to the use of our name in the Proxy Statement and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement by post-effective amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Sincerely yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom